                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Earliest Event Reported
                                November 5, 2001


                                   eBenX, Inc.
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
         (State or other jurisdiction of incorporation of organization)



            0-28365                                    41-1758843
    (Commission File Number)             (IRS Employer Identification Number)




            605 North Highway 169 Suite LL
                Minneapolis, Minnesota                      55441-6465
        (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (763) 614-2000

Item 2.  Acquisition or Disposition of Assets.

         On November 5, 2001, the Company completed the previously announced acquisition of the assets of the health and welfare business unit of Howard Johnson & Company, a wholly owned subsidiary of Merrill Lynch & Company, Inc. ("Howard Johnson"), for a final purchase price of approximately $12.0 million, including approximately $11.3 million paid in cash at closing and approximately $0.7 million in assumed obligations to employees, pursuant to the terms of an Asset Purchase Agreement between Howard Johnson and the Company dated as of October 19, 2001 (the "Asset Purchase Agreement"). The purchase price was funded from the Company's existing cash.

         The assets acquired primarily consist of contracts and arrangements for the provision of health and welfare benefits administration services.

         The Company expects that this acquisition will contribute go-forward annualized revenues of approximately $13.75 million and EBITDA of approximately $2.0 million on commitments of approximately 210,000 employees. Fiscal 2002 revenues, EBITDA and enrolled employees may be higher, reflecting provision of services to current Howard Johnson clients who have indicated that they intend to terminate their agreements with Howard Johnson and that the Company therefore does not anticipate retaining beyond 2002. The Company does not expect significant increases in SG&A or research and development spending as a result of this acquisition.

         In line with the Company's strategy of improving performance, reducing costs and instilling financial discipline, the Company is completing a detailed integration plan. While the Company believes it is premature to speculate on revenue and cost synergies, it does believe these synergies will have a material and positive impact on its operating results.

         In connection with the consummation of this acquisition, the Company entered into a Shared Services Agreement with Howard Johnson pursuant to which Howard Johnson will provide agreed upon services to eBenX in connection with eBenX's health and welfare business for up to 24 months. The Company is obligated to pay Howard Johnson a monthly fee of $187,500, subject to reduction as responsibility for providing these services to each client is transferred to the Company.

         In connection with the consummation of this acquisition, the Company also entered into a Marketing Agreement with Howard Johnson pursuant to which Howard Johnson may refer potential and existing clients requiring health and welfare benefits services to the Company in exchange for a percentage of revenues from such referrals.

         This document contains various "forward-looking statements" within the meaning of Section 27A of the Securities act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including, among other things, statements regarding anticipated revenues and cash flow, revenue mix, anticipated costs and expenses and relationships with clients. These forward-looking statements include declarations regarding our belief or current expectations of management, such as statements indicating that the Company "expects," "believes," and similar language. We caution that any forward-looking statement made by us in this Report on Form 8-K or in other announcements made by us are further qualified by important factors that could cause actual results to differ materially from those projected in the forward-looking statements, including without limitation greater than anticipated loss of new clients acquired in the transactions described in this document, greater than anticipated expenses in providing services to those clients, unanticipated transition expenses or other integration delays or problems, a well as the risks discussed in our Annual Report on Form 10-K filed on March 23, 2001.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired

                  Not applicable.

         (b)      Pro Forma Financial Statements of Business Acquired

                  Not applicable.

         (c)      Exhibits.

                  10.1 Asset Purchase Agreement Between Howard Johnson & Company and eBenX, Inc. Dated as of October 19, 2001.

                  10.2 Shared Services Agreement By and Between Howard Johnson & Company and eBenX, Inc. Dated as of November 1, 2001.

                  10.3 Transition Services Agreement By and Between Howard Johnson & Company and eBenX, Inc. Dated as of November 1, 2001.

                  10.4 Marketing Agreement By and Between Howard Johnson & Company and eBenX, Inc. Dated as of November 5, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      EBENX, INC.
                                      Registrant


Date:  November 20, 2001              By:  /s/ Thomas E. Kelly
                                           -------------------
                                           Thomas E. Kelly
                                           Chief Financial Officer and Secretary